Exhibit 99.1

Contact

Scott Solomon

Vice President

Sharon Merrill Associates, Inc.

617-542-5300

cyno@investorrelations.com

CYNOSURE REPORTS RECORD REVENUES AND NET INCOME

FOR THE FOURTH QUARTER OF 2007

Recent Product Introductions Drive 49% Revenue Growth and Gross Margin of 66%

Westford, Mass., February 12, 2008 – Cynosure, Inc. (NASDAQ: CYNO), a leading developer and manufacturer of a broad array of light-based aesthetic treatment systems, today announced record revenues and net income for the quarter and year ended December 31, 2007.

Fourth Quarter 2007 Financial Results

Revenues increased 49% to $36.6 million in the fourth quarter of 2007 from $24.6 million for the fourth quarter of 2006. Gross profit margin increased more than 600 basis points to 66% of total revenues compared with 60% for the same period in 2006. Fourth quarter 2007 net income was $5.3 million, or $0.41 per diluted share, compared with net income of $1.5 million, or $0.13 per diluted share, in the fourth quarter of 2006.

Non-GAAP net income, which excludes stock-based compensation expense and its related income tax effects, was $5.9 million, or $0.46 per diluted share, for the fourth quarter of 2007. This compares with non-GAAP net income of $2.5 million, or $0.21 per diluted share, in the fourth quarter of 2006, which excludes stock-based compensation expense and its related income tax effects. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to non-GAAP results for the three months ended December 31, 2007 and 2006.

“We concluded a banner year in 2007 with another quarter of record financial results, powered by continued customer demand for our flagship aesthetic laser systems,” said President and Chief Executive Officer Michael Davin. “Laser product revenue increased 50% in the fourth quarter from the same period in 2006 led by the success of our Smartlipo® laser lipolysis workstation and our multi-energy Affirm® anti-aging platform, both of which enjoyed a record quarter. In addition, we achieved a 66% gross margin in the quarter, reflecting our emphasis on higher-margin products, our strong brand in a competitive marketplace and efficient execution of our distribution strategy.”

“Cynosure’s focus on direct distribution continues to yield positive results,” Davin said. “In 2007, we added a total of 20 North American direct sales reps, including a new surgical specialty sales force to market our Smartlipo workstation in North America, bringing our total sales force in North America to 66. As a result, laser product revenue for the quarter from direct distribution rose 64% year-over-year, and contributed 83% of product revenue in the fourth quarter compared with 76% of product revenue in the fourth quarter of 2006. While we plan to continue our sales force expansion in the quarters ahead, we believe the groundwork completed during the past year gives us strong momentum as we begin 2008.”

Company Introduces Proprietary New Aesthetic Products at AAD 2008

Cynosure launched a new flagship workstation and two new product innovations at this month’s American Academy of Dermatology 2008 Annual Meeting in San Antonio:

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Accolade™, Cynosure’s sixth flagship product, is a high powered 755 nm, Q-switched Alexandrite laser for the removal of benign pigmented lesions, including Nevus of Ota and Nevus of Ito, as well as multi-color tattoos. Accolade’s initial target markets include Japan, Korea and China. Cynosure expects to begin shipping the Accolade early in the second quarter of 2008.

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SmartSense™ for Smartlipo™ is an intelligent handpiece delivery system for the Smartlipo. SmartSense provides aesthetic surgeons with more precise laser power to perform laser lipolysis and offers patients an enhanced level of safety. SmartSense prevents the laser from firing once handpiece motion stops, and allows the laser to fire again once motion resumes. SmartSense is available now.

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Affirm Er handpiece expands Cynosure’s Affirm workstation with a 2940 nm wavelength, Erbium: YAG laser for ablative skin resurfacing applications such as the treatment of deep lines and wrinkles. Affirm is designed for the skin rejuvenation market, which is expected to grow annually by 18 percent to $239 million by 2010, according to the Millennium Research Group. Shipments of the Affirm Er laser are expected to begin at the end of the second quarter of 2008.

“We continue to focus on introducing proprietary products that enable our customers to expand their aesthetic practices, and each of the innovations we unveiled at AAD fulfills that mission,” Davin said. “Accolade creates new opportunities in the international markets where we continue to expand. SmartSense is our first offering of an intelligent delivery system, further extending our leadership position in laser lipolysis. And the Affirm Er handpiece broadens the applications of our Affirm anti-aging workstation as a complete solution to address a patient’s skin rejuvenation needs.”

2007 Financial Results

Revenues in 2007 increased approximately 59% to $124.3 million from $78.4 million in 2006. Net income for 2007 was $14.5 million, or $1.15 per diluted share, versus a net loss of $650,000, or $0.06 per share, in 2006.

Non-GAAP net income, which excludes stock-based compensation expense and its related income tax effects and, for 2006, expenses relating to the termination of two agreements associated with Cynosure’s legacy relationship with Sona MedSpa International and a royalty settlement and their related income tax effects, was $18.3 million, or $1.44 per diluted share, in 2007 compared with non-GAAP net income of $7.7 million, or $0.63 per diluted share, in 2006. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to non-GAAP results for the year ended December 31, 2007 and 2006.

Cash, cash equivalents and marketable securities at December 31, 2007 were $86.1 million, compared with $57.2 million as of December 31, 2006.

Business Outlook

“A combination of product innovation and sales force excellence enabled us to deliver an outstanding year in 2007, and we expect that momentum to continue in 2008,” Davin said. “Bolstered by Affirm and Smartlipo, our recent product introductions at AAD and new innovations planned for the coming quarters, we believe we are well positioned to produce sustained, profitable growth. Our goal is to continue to grow faster than the aesthetic market in the year ahead.”

Use of Non-GAAP Financial Measures

To supplement Cynosure’s consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined as non-GAAP financial measures by the SEC: non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs. For more information on these non-GAAP financial measures, please see the non-GAAP data included at the end of this release. This data has more details of the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Conference Call

Cynosure will host a conference call for investors today at 9:00 a.m. ET. On the call, Michael Davin and Timothy Baker, the company’s Executive Vice President and Chief Financial Officer, will discuss the fourth quarter and full-year 2007 financial results, provide a business update and discuss the company’s growth strategy.

Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the company’s website at www.cynosure.com. The live call also can be accessed by dialing (800) 289-0573 or (913) 312-0980 (confirmation code: 6674831). If you are unable to listen to the live call, the webcast will be archived on the company’s website.

About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular lesions, rejuvenate skin through the treatment of shallow vascular and pigmented lesions, laser lipolysis and temporarily reduce the appearance of cellulite. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulsed dye, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991.

For corporate or product information, contact Cynosure at 800-886-2966, or visit www.cynosure.com.

Safe Harbor

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the company’s expectations and future financial performance, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including Cynosure’s history of operating losses, its reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, changes in consumer preferences, competition in the aesthetic laser industry, economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, while Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Condensed Consolidated Balance Sheet (Unaudited)

(In thousands)

	December 31,
	2007	2006
Assets:
Cash, cash equivalents and marketable securities	$86,097	$57,246
Accounts receivable, net	24,124	19,871
Amounts due from related parties	8	335
Inventories	22,442	17,624
Deferred tax asset, current portion	4,161	2,604
Prepaid expenses and other current assets	4,425	4,977

Total current assets	141,257	102,657
Property and equipment, net	7,146	5,662
Other noncurrent assets	1,441	1,247

Total assets	$149,844	$109,566

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$20,790	$17,063
Amounts due to related parties	2,311	1,052
Short-term loan	—	167
Deferred revenue	3,939	3,476
Capital lease obligations	485	439

Total current liabilities	27,525	22,197

Capital lease obligations, net of current portion	794	1,069
Deferred revenue, net of current portion	421	311
Other long-term liabilities	226	119

Total stockholders’ equity	120,878	85,870

Total liabilities and stockholders’ equity	$149,844	$109,566

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)
Revenues	$36,573	$24,575	$124,315	$78,401
Cost of revenues	12,472	9,905	44,507	32,920

Gross profit	24,101	14,670	79,808	45,481

Operating expenses
Selling and marketing	12,611	8,234	42,058	26,213
Research and development	1,869	1,218	6,827	4,673
General and administrative	2,975	2,757	11,346	8,975
Royalty settlement	—	—	—	10,000

Total operating expenses	17,455	12,209	60,231	49,861

Income (loss) from operations	6,646	2,461	19,577	(4,380)
Interest income, net	754	516	2,516	2,579
Other income, net	255	310	695	931

Income (loss) before income taxes	7,655	3,287	22,788	(870)
Income tax provision (benefit)	2,349	1,753	8,276	(266)
Minority interest in net income of subsidiary	—	4	—	46

Net income (loss)	$5,306	$1,530	$14,512	$(650)

Diluted net income (loss) per share	$0.41	$0.13	$1.15	$(0.06)

Diluted weighted average shares outstanding	12,806	12,193	12,654	11,084

Basic net income (loss) per share	$0.43	$0.14	$1.21	$(0.06)

Basic weighted average shares outstanding	12,381	11,151	11,993	11,084

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Gross profit	$24,101	$14,670	$79,808	$45,481

Non-GAAP adjustments to gross profit:
Stock-based compensation	104	3	373	82
Sona - inventory writedown	—	—	—	667

Total Non-GAAP adjustments to gross profit	104	3	373	749

Non-GAAP Gross profit	$24,205	$14,673	$80,181	$46,230

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Income (loss) from operations	$6,646	$2,461	$19,577	$(4,380)

Non-GAAP adjustments to income (loss) from operations:
Stock-based compensation	1,494	863	5,777	2,474
Sona - inventory writedown and provision for doubtful account	—	—	—	1,130
Royalty settlement	—	—	—	10,000

Total Non-GAAP adjustments to gross profit	1,494	863	5,777	13,604

Non-GAAP Income from operations	$8,140	$3,324	$25,354	$9,224

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net income (loss)	$5,306	$1,530	$14,512	$(650)

Non-GAAP adjustments to net income (loss):
Stock-based compensation	1,494	863	5,777	2,474
Sona - inventory writedown and provision for doubtful account	—	—	—	1,130
Royalty settlement	—	—	—	10,000
Income tax provision from IRS Audit	—	—	702	—
Income tax effect of non-GAAP adjustments	(945)	114	(2,710)	(5,296)

Total Non-GAAP adjustments to net income (loss)	549	977	3,769	8,308

Non-GAAP Net income	$5,855	$2,507	$18,281	$7,658

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Diluted net income (loss) per share	$0.41	$0.13	$1.15	$(0.06)

Anti-dilutive impact of higher weighted average shares used to compute Non-GAAP diluted net income per share	—	—	—	0.01
Stock-based compensation	0.12	0.07	0.46	0.20
Sona - inventory writedown and provision for doubtful account	—	—	—	0.09
Royalty settlement	—	—	—	0.82
Income tax provision from IRS Audit	—	—	0.06	—
Income tax effect of Non-GAAP adjustments	(0.07)	0.01	(0.21)	(0.44)

Total Non-GAAP adjustments to net income (loss)	0.04	0.08	0.30	0.69

Non-GAAP Diluted net income per share	0.46	0.21	1.44	0.63

Weighted average shares used to compute diluted net income (loss) per share	12,806	12,193	12,654	11,084

Weighted average shares used to compute Non-GAAP diluted net income per share	12,806	12,193	12,654	12,143